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                                                                    EXHIBIT 10.7

JOINT VENTURE AGREEMENT FOR VIANET,INC.
A NEW YORK STATE JOINT VENTURE

THIS JOINT VENTURE AGREEMENT (hereinafter referred to as the "Agreement") is entered into this 11th day of April, 1994, by and among The A Consulting Team, Inc. hereinafter "TACT"), a New York corporation, and Kalanit, Center For Marketing Software & Hardware Ltd. (hereinafter "KALANIT"), an Israeli corporation, (hereinafter collectively referred to as the "Joint Venturers") for the purpose of performing: a) market research, b) software development; and c) international recruiting.

W I T N E S S E T H:

WHEREAS, the parties are desirous of forming a joint venture (the "Venture"), under the laws of the State of New York by execution of this Agreement for the purposes set forth herein and are desirous of fixing and defining between themselves their respective responsibilities, interests, and liabilities in connection with the performance of any project; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to constitute themselves as joint venturers, henceforth, "Venturers" for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

ARTICLE I

DEFINITIONS:

1.1 "Affiliate" shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint venturer or partner, any business or entity for which such person acts in any such capacity.

1.2 "Venturers" shall refer to TACT, and KALANIT, and any successor(s) as may be designated and admitted to the Venture.

1.3 "Internal Revenue Code", "Code" or "I.R.C." shall refer to the current and applicable Internal Revenue Code.

1.4 "Net Profits and Net Losses" means the taxable income and loss of the Venture, except as follows:

1.5 The "book" value of an asset shall be substituted for its adjusted tax basis if the two differ, but otherwise Net Profits and Net Losses shall be determined in accordance with federal income tax principles.

1.6 "Treasury Regulations" shall refer to those regulations promulgated by the Department of the Treasury with respect to certain provision of the Internal Revenue Code.

1.7 "Percentage of Participation" shall refer to that figure set forth in
Article V, section 5.1.
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ARTICLE II

FORMATION, NAME, AND PRINCIPLE PLACE OF BUSINESS

2.1     FORMATION

        (a) The Venturers do hereby form a joint venture pursuant to the laws of the State of New York in order for the Venture to carry oil the purposes for which provision is made herein.

        (b) The Ventures shall execute such certificates as may be required by the laws of the State of New York or of any other state in order for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture as a joint venture pursuant to applicable law.

2.2 NAME. The Name and style under which the Venture shall be conducted is:
Vianet, Inc., a New York corporation.

2.3 PRINCIPAL PLACE OF BUSINESS. The Venture shall maintain its principal place of business at: 200 Park Avenue, So., Suite 901B, New York, NY 10003. The Venture may relocate its office from time to time or have additional offices as the Venturers may determine.


ARTICLE III

PURPOSE OF THE JOINT VENTURE

The business of the Venture shall be to perform: a) market research; b) software development; and c) international recruiting projects, and all such other business incidental to the general purposes herein set forth.


ARTICLE IV

TERM

The term of the Venture shall commence as of the date hereof and shall be terminated and dissolved upon the unanimous agreement of the Ventures or the order of a court of competent jurisdiction.


ARTICLE V

PERCENTAGE OF PARTICIPATION

5.1 Except as otherwise provided in sections 6.0 and 9.0 hereof, the interest of the Parties in any gross profits and their respective shares in any losses and/or liabilities that may result and their interests in all property and equipment acquired and all money received in connection with the performance of this Agreement shall be as follows:

Name Joint Venture Partner: Percentage

1.      TACT: 50%
2.      KALANIT: 50%
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5.2 The Parties agree that in the event any losses arises out of or results from the performance of any project, each Venturer shall assume and pay the share of the losses that is equal to the percentage of participation.

5.3 If for any reason, a Venturer sustains any liabilities or is required to pay any losses arising out of or directly connected with any project, or the execution of any surety bonds or indemnity agreements in connection therewith, which are in excess of its Percentage of Participation, in the Joint Venture, the other Venturer shall promptly reimburse such Venturer this excess, so that each and every member of the Joint Venturer will then have paid its proportionate share of such losses to the full extent of its Percentage of Participation.


5.4 The Venturers agree to indemnify each other and to hold the other harmless from, any and all losses of the Joint Venture that are in excess of such other Venturer's Percentage of Participation. Provided that the provisions of this subsection shall be limited to losses that are directly connected with or arise out of the performance of any project and/or the execution of any bonds or indemnity agreements in connection therewith and shall not be relate to or include any incidental, indirect or consequential losses that may be sustained or suffered by a Party.

5.5 The Parties shall from time to time execute such bonds and indemnity agreements, including applications there and other documents that may be necessary in connection with the performance of any project. Provided however, that the liability of each of the Parties under any agreements to indemnify a surety company or surety companies shall be limited to the percentage of the total liability assumed by all the Parties under such indemnity agreements that is equal to the Party's Percentage of Participation.

5.6     INITIAL CONTRIBUTION OF THE VENTURE

(a) The Venturers shall contribute the Property to the Venture and their Capital Account shall each be credited with the appropriate value of such contribution in accordance with their Venture interests.

(b) Except as otherwise required by law or this Agreement, the Venturers shall not be required to make any further capital contributions to the Venture.

5.7     VENTURE INTERESTS

        Upon execution of this Agreement, the Venturers shall each own the following interests in the Venture:

Joint Venture Partner Percentage

(a)     TACT: 50%
(b)     KALANIT: 50%

5.8     RETURN OF CAPITAL CONTRIBUTIONS.

(a) No Venturer shall have the right to withdraw his capital contributions or demand or receive the return of his capital contributions or any part thereof, except as otherwise provided in this Agreement.

(b) The Venturers shall not be personally liable for the return of capital contributions or any part thereof, except as otherwise provided in this Agreement.

(c) The Venture shall not pay interest on capital contributions of any Venturer.
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5.9     ALLOCATIONS OF NET PROFITS AND LOSSES

Subject to the provisions of this Article, the Net Profits and losses of the Venture (including any net "book" gains of the Venture resulting from a Capital Event) shall be allocated to the Venturers in the following priority:

A.      NET PROFITS:

(1) First, to those Venturers with negative Capital Accounts, between them in proportion to the ratio of their negative Capital Account balances, until no Venturer has a negative Capital Account.

(2) Thereafter, to the Venturers, pro-rata, based on their respective Venture interests as set forth in Section 5.2 hereof.

B.      NET LOSSES:

(1) Subject to the provisions of this Article VI, Net Losses of the Venture (including any net "book" loss of the Venture resulting from a Capital Event) shall be allocated to the Venture, pro rata, based upon their respective Venture interests as set forth herein.

(2) For purposes of this, Capital Accounts shall be adjusted hypothetically as provided for in Sections 1.704-1(b)(2)(ii)(d) and 1.704-1 (b)(4)(iv)(f) of the Treasury Regulations. These adjustments shall include the qualified income offset as set forth in this Agreement.

C.      DISTRIBUTIONS:

Distributable Cash of the Venture shall be distributed to the Venturers, pro rata, based on their respective Venture interests as set forth herein.


ARTICLE VI:

POLICY COMMITTEE

6.1 The management of the Joint Venture shall be conducted pursuant to policy established by the Parties acting through a "Policy Committee" which is hereby established.

6.2 Except as provided in sections 6.0 and 9.0, each Party shall have a voice in the Policy Committee equal to its Percentage of Participation. For such purpose each Party is assigned the following number of votes and hereby designates the following representatives to exercise such votes:

PARTY VOTES REPRESENTATIVES

1.      Shmuel BenTov for TACT
2.      Moshe Allon for KALANIT

6.2 Each Venturer may, at any time, substitute an alternative in place of any of its above-named representatives by serving written notice to all the other Parties. Each Venturer's representative or alternative representative on the Policy Committee is hereby granted and shall hereafter possess authority to act for such Venturer on all matters of interest to it with respect to its participation in the joint venture.

6.3 The Policy Committee shall determine the policy for the management of the joint Venturer by majority vote and, as used in this Agreement, a "majority vote" is defined to be any figure greater than one-half of the authorized votes.
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6.4 The Policy Committee shall have the following powers:

(a) To determine the then and place of holding its meetings and the procedures for conducting Committee Affairs.

(b) To determine and act upon the various matters, expressly or implicitly contained in other section of this Agreement, which require decision by the Policy Committee.

(c) To determine and act upon any other matters of joint interest to, or requiring prompt action by the Joint Venture.

(d) To determine rental rates not specifically set out in the Additional Provisions of this Agreement for equipment owned by the Venturers and made available for use on this project Any equipment owned by third parties will be invoiced to the joint venture at actual rental costs.

(e) To determine insurance reserves and reserves for other potential liabilities that may result from or arise out of any project work.

(f) To consider all claims and disputes of any kind between the joint venture and subcontractors and/or third Parties and to authorize negotiation, arbitration, litigation, and/or any other process for their resolution and to authorize the settlement thereof

6.5 Notwithstanding any other provisions to the contrary herein, insurance coverages and limits shall be subject to approval of all the parties.

6.6 The Policy Committee shall generally perform its duties at a meeting at which all designated representatives of the Parties are present, but where circumstances warrant, telephone communication between all party representatives or their alternatives is authorized.

6.7 Except as otherwise provided in the Additional Provisions herein, the salaries and expenses of each of the representatives on the Committee shall be borne by the Party whom the representative has been designated to represent and shall not be an expense to the joint venture.


ARTICLE VII

DELEGATION OF AUTHORITY

7.1 The Venturers agree as follows.

a. Shmuel BenTov shall be the Administrative Managing Partner responsible for all bookkeeping and payroll of the Joint Venture.

b. Shmuel BenTov shall be the Project Managing Partner in charge of say project work.

7.2 The Project Managing Partner shall appoint the General Manager through whom it shall direct charge and supervision of all matters necessary and connected with the performance of projects, with the exception of that performed by the Administrative Managing Partner.

7.3 Authority to act for and bind the Venturers in connection with any and all of the performance of any project may be delegated in writing by unanimous vote of the Venturers to any designated individual(s).
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ARTICLE VIII

JOINT VENTURE BANK ACCOUNTS

8.1 All Working Capital or other funds received by the Joint Venture in connection with the performance of the project shall be deposited in a Checking Account, set up especially for the Joint Venture, and requiring the joint signatures of the parties for any withdrawals. Said accounts shall be kept separate and apart from any other accounts of the Venturers.

8.2 Withdrawal of funds from the Joint Venture's Joint Checking Account may be made in such amount and by such persons as authorized by the Policy Committee.


ARTICLE IX

ACCOUNTING AND AUDITING

9.1 Separate books of accounts shall be kept by the Administrative Managing Partner of the transactions of the Joint Venture. Any Venturer may inspect such books upon reasonable notice and at any reasonable time.

9.2 Periodic audits may be made upon said books at such time as authorized by the Policy Committee by persons designated by the same and copies of said audit shall be furnished to all Venturers.

9.3 Upon completion of any project, a final audit shall be made and copies of such audit shall be finished to each of the parties.

9.4 It is understood and agreed that the method of accounting used by the Administrative Managing Partner and for state and federal income tax purposes shall be the cash based method and that the accounting year shall be the calendar year.

9.5 The Administrative Managing Partner shall receive additional compensation in the amount of 3% of the total project amount for the use of its data processing system and accounting, payroll and tabulating work. Work performed by the Administrative Managing Partner's in-house counsel or executive secretary an behalf of the Joint Venture shall be charged separately to the Joint Venture's account at a rate agreed upon by the Venturers.


ARTICLE X

RESOLUTION OF DISPUTES

10.1 All disputes arising out of this Joint Venture Agreement between the Venturers that is not resolvable by good faith negotiations by the same, shall be settled by arbitration under the rules of the American Arbitration Association and in accordance with the laws of the State of New York. In so agreeing the parties expressly waive the right, if any, to a trial by jury of these claim and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and enforceable in any court having jurisdiction over the same.
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ARTICLE XII

OTHER PROVISIONS

11.1 This agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

11.2 This agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the parties.

11.3 This agreement shall be governed by the laws of the state of New York.

So agreed and executed this 11th day of April, 1994.


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The A Consulting Team, Inc.                        Kalanit, Center For Marketing
                                                   Software & Hardware Ltd.


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